Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated February 10, 2014 (including amendments thereto) with respect to the Common Stock of NuPathe Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  February 10, 2014

Foundation Offshore Master Fund, Ltd.

By:	/s/ David Charney & Sky Wilber
	Names:	David Charney & Sky Wilber
	Titles:	Directors

Foundation Onshore Fund, L.P.

By: Foundation Asset Management GP, LLC General Partner

By:	/s/ David Charney & Sky Wilber
	Names:	David Charney & Sky Wilber
	Titles:	Managing Members

Foundation Offshore Fund, Ltd.

By:	/s/ David Charney & Sky Wilber
	Names:	David Charney & Sky Wilber
	Titles:	Directors

Foundation Asset Management GP, LLC

By:	/s/ David Charney & Sky Wilber
	Names:	David Charney & Sky Wilber
	Titles:	Managing Members

Foundation Asset Management, LLC

By:	/s/ David Charney & Sky Wilber
	Names:	David Charney & Sky Wilber
	Titles:	Managing Members

/s/ David Charney
David Charney

/s/ Sky Wilber
Sky Wilber